UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 24, 2017

SYNCHRONOSS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 620-3940
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Synchronoss Technologies, Inc. Inc. (the “Company”) approved certain changes to the salaries and target bonuses of the Company’s executive officers and approved the 2017 long-term incentive compensation for these executive officers. Prior to approving the foregoing, the Compensation Committee reviewed an analysis of the Company’s executive compensation compared to the Company’s peer group conducted by Deloitte LLP, a compensation consultant engaged by the Compensation Committee.

The Compensation Committee approved the following executive compensation for 2017:

Individual	Title	2016 Salary	2017 Salary		2016 Target Bonus	2017 Target Bonus	2017 Stock Options[1]	2017 Time Based Restricted Shares[2]	2017 Performance Shares[3]
Ronald Hovsepian	Chief Executive Officer	$513,500	$609,000		130%	110%	156,515	54,780	54,780
Stephen Waldis	Executive Chairman	$608,900	$500,000	[4]	110%	100%	123,545	43,240	43,240
Robert Garcia	President & Chief Operating Officer	$425,200	$450,000		80%	80%	91,787	32,125	32,125
John Frederick[5]	Chief Financial Officer	$—	$425,000		—%	80%	—	36,623	36,623

1.
The option shall become exercisable with respect to the first 25 percent of the shares subject to the option when the individual completes 12 months of continuous service after February 24, 2017. The option shall become exercisable with respect to an additional 1/48th of the shares subject to the option when the individual completes each month of continuous service thereafter.

2.	Shares of restricted stock granted pursuant to the Company's 2015 Equity Incentive Plan. One-third of the shares shall vest on each anniversary of the grant date

3.
Represents target number of performance shares. The actual number of shares to be issued, which could range from 0 to two times the initial target amount, will depend upon the issuer's non-GAAP revenue, EBITDA and recurring revenue during 2017. The shares, if any, will be issued in or about February 2018.

4.
Mr. Waldis’s base salary and target bonus were reduced from his 2016 base salary and target bonus due to his resignation as Chief Executive Officer and new role as Executive Chairman. In his new role as Executive Chairman, he will provide consultative support to the Chief Executive Officer, as requested, on sales strategy and business development opportunities.

5.	As part of his agreement upon joining the Company. Mr. Frederick’s long term incentive compensation was split 50% in time based restricted shares and 50% performance-based restricted shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2017	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ John Frederick

		Name:	John Frederick
		Title:	Chief Executive Officer